Exhibit 99.1

NEWS RELEASE
September 24, 2013

FOR IMMEDIATE RELEASE

Banner Corporation to Acquire Home Federal Bancorp, Inc.

WALLA WALLA, WASHINGTON and NAMPA, IDAHO – Banner Corporation (“Banner”) (NASDAQ: BANR), the holding company for Banner Bank and Islanders Bank, and Home Federal Bancorp, Inc. (“Home”) (NASDAQ: HOME), the holding company for Home Federal Bank, today announced the signing of a definitive merger agreement pursuant to which Banner will acquire Home.  The combined company will have approximately $5.2 billion in assets and will be the fourth largest Pacific Northwest headquartered bank as ranked by assets.  It also will have a top 10 deposit market share position in Washington, Idaho and Oregon with an established platform for growth and continued operational improvement throughout the Pacific Northwest.

"We are excited to have Home Federal Bank join the Banner Bank team,” stated Mark Grescovich, Banner’s President and Chief Executive Officer. “This combination will help us toward our goal of becoming the community bank of choice in the Pacific Northwest.  It significantly improves our market share in the Boise market, which is the 3rd largest metropolitan market in the Pacific Northwest, while also expanding our presence in several key Oregon markets, including Bend/Central Oregon, Eugene, Medford and Grants Pass.  The combination of our two organizations provides the opportunity to create tremendous synergies while offering Home Federal customers a broader product offering, increased lending limits and an expanded branch delivery system that stretches throughout the Pacific Northwest.”

Len Williams, President and CEO of Home, commented, “This combination brings together two community banks that are focused on providing great customer service, a strong commitment to the communities where they operate and an excellent environment for employees to perform and advance.  We look forward to working with the management team at Banner Bank to create a leading super community bank in the Pacific Northwest.”

The boards of Banner and Home unanimously approved the transaction, which is subject to regulatory approval, approval by the stockholders of Home, and other customary conditions of closing. The transaction provides for the payment to Home stockholders and option holders of $87.6 million in cash (subject to adjustment based on closing capital and other adjustments fully described in the definitive merger agreement) and to Home stockholders 2,904,000 shares of Banner common stock, subject to price collars.  Based on the closing price of $37.66 for Banner shares on September 24, 2013, the transaction would have an aggregate value of $197.0 million.

As of June 30, 2013, Home Federal Bancorp, Inc. had tangible common equity of $168.1 million. Banner expects the transaction to be immediately accretive to earnings per share, excluding one-time transaction expenses.  Upon closing of the transaction, which is anticipated to take place in the first quarter of 2014, Home will be merged into Banner and Home Federal Bank will be merged into Banner Bank.

Banner was advised in the transaction by D.A. Davidson & Co., as financial advisor, and Breyer and Associates PC, as legal counsel. Home Federal Bancorp, Inc. was advised by Keefe, Bruyette and Woods as financial advisor, and Vorys, Sater, Seymour and Pease LLP, as legal counsel.

Banner management will review additional information regarding the transaction in a conference call beginning at 9 a.m. Pacific Time on Wednesday, September 25, 2013. The call may be accessed by dialing (480) 629-9770 and the conference ID is 4642257.  The call will also be broadcast live via the internet at www.bannerbank.com.  A replay will be available for one week at (303) 590-3030, using access code 4642257.  A slide presentation to accompany management’s commentary may be accessed from Banner’s September 24, 2013 8-K filing with the SEC or at www.bannerbank.com/AboutUs/InvestorRelations.

About Banner Corporation

Banner Corporation is a $4.24 billion in assets bank holding company operating two commercial banks in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

About Home Federal Bancorp, Inc.

Home Federal Bancorp, Inc., with $1.00 billion in assets, is headquartered in Nampa, Idaho, and is the parent company of Home Federal Bank, a community bank originally organized in 1920, currently serving southwestern Idaho and Central and Western Oregon through 24 full-service branches and three loan production offices. The Company's common stock is traded on the Nasdaq Global Select Market under the symbol "HOME" and is included in the Russell 2000 Index. For more information, visit the Company's web site at www.myhomefed.com/ir.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the Banner-Home merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the requisite stockholder and regulatory approvals for the Banner-Home merger might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (4) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) the ability to access cost-effective funding; (11) changes in financial markets; (12) changes in economic conditions in general and in Washington, Idaho and Oregon in particular; (13) the costs, effects and outcomes of litigation; (14) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (15) changes in accounting principles, policies or guidelines;  (16) future acquisitions by Banner of other depository institutions or lines of business; and (17) future goodwill impairment due to changes in Banner’s business, changes in market conditions, or other factors.

Neither Banner nor Home undertakes any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Additional Information

Banner will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction.  The registration statement will include a proxy statement of Home that also constitutes a prospectus of Banner, which will be sent to the stockholders of Home.  Stockholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Banner, Home and the proposed transaction.  When filed, this document and other documents relating to the merger filed by Banner and Home can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing Banner’s website at http://www.bannerbank.com/AboutUs/InvestorRelations/SecuritiesandExchangeCommission(SE

C)Filings/Pages/default.aspx or by accessing Home’s website at http://www.myhomefed.com/ir under the tab “SEC Filings, Ownership and Forms”.  Alternatively, these documents, when available, can be obtained free of charge from Banner upon written request to Banner Corporation, Attn: Investor Relations, 10 South First Avenue, Walla Walla, Washington 99362 or by calling (509) 527-3636, or from Home, upon written request to Home Federal Bancorp, Inc., Attn: Investor Relations, 500 12th Avenue South, Nampa, Idaho or by calling (208) 468-5156.

Participants in this Transaction

Banner, Home and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Home stockholders in connection with the proposed transaction under the rules of the SEC.  Information about these participants may be found in the definitive proxy statement of Banner relating to its 2013 Annual Meeting of Stockholders filed with the SEC by Banner on March 19, 2013 and the definitive proxy statement of Home relating to its 2013 Annual Meeting of Stockholders filed with the SEC on April 15, 2013.  These definitive proxy statements can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Contacts
Banner Corporation
Mark J. Grescovich,
President & CEO
Lloyd W. Baker, CFO
(509) 527-3636

or

Home Federal Bancorp, Inc.
Len E. Williams, President & CEO
Eric S. Nadeau, EVP, Treasurer & CFO
208-466-4634
www.myhomefed.com/ir